                                   AMENDMENT NO. 2 TO THE
                    SECOND AMENDED AND RESTATED DECLARATION OF TRUST OF
                           OPPENHEIMER INTERNATIONAL GROWTH FUND

                        Establishment and Designation of Classes of
                         Shares of Beneficial Interest of the Trust

     This Amendment Number 2 is made as of August 10, 2005 to the Second Amended and Restated Declaration of Trust of Oppenheimer  International Growth Fund (the
"Trust"),  dated as of December  14,  2000,  by the duly  authorized  individual executing this Amendment on behalf of the Trustees of the Trust.

     WHEREAS, the Trustees established Oppenheimer  International Growth Fund as a trust under the laws of the Commonwealth of Massachusetts  under a Declaration of Trust dated  December 8, 1995, as amended and restated as of October 9, 1997, and  as  subsequently  amended  and  restated  as  of  December  14,  2000  (the
"Declaration of Trust");

     WHEREAS,  the Trustees,  pursuant to paragraph 12 of Article NINTH,  of the
Declaration of Trust,  further  amended the  Declaration of Trust as of June 13,
2002;

     WHEREAS,  the Trustees,  pursuant to Parts 1, 2 and 3 of Article FOURTH, of the  Declaration of Trust,  as amended,  have determined that it is advisable to establish and designate an additional class of Shares to the Fund;

     NOW,  THEREFORE,  pursuant  to  Parts  1,  2 and 3 of  Article  FOURTH  and paragraph 12 of Article  NINTH,  of the  Declaration of Trust,  as amended,  the
Declaration of Trust is supplemented and amended as follows:

     Article FOURTH Part 2 of the Declaration of Trust,  as amended,  is further amended by deleting the second  paragraph  of said Part 2 and  replacing it with the following paragraph:

     "The relative rights and preferences Class A Shares,  Class B Shares, Class
C Shares,  Class N Shares and Class Y Shares  shall be the same in all  respects except  that,  and  unless  and  until  the Board of  Trustees  shall  determine otherwise: (i) when a vote of Shareholders is required under this Declaration of
Trust or when a meeting of Shareholders is called by the Board of Trustees,  the
Shares of a Class shall vote exclusively on matters that affect that Class only;
(ii) the  expenses and  liabilities  related to a Class shall be borne solely by such Class (as  determined and allocated to such Class by the Trustees from time to time in a manner consistent with Parts 2 and 3 of Article FOURTH);  and (iii)
pursuant to paragraph 10 of Article  NINTH,  the Shares of each Class shall have such other rights and preferences as are set forth from time to time in the then effective prospectus and/or statement of additional  information relating to the
Shares. Dividends and distributions on the Class A, Class B and Class C, Class N and Class Y Shares may differ from the dividends and  distributions on any other such  Class,  and the net asset  value of Class A, Class B, Class C, Class N and
Class Y Shares may differ from the net asset value of any other such Class."

     Article FOURTH Part 3 of the Declaration of Trust,  as amended,  is further amended by deleting the first paragraph of said Part 3 and replacing it with the following paragraph:

     "3.  Without  limiting the authority of the Trustees set forth in Part 1 of this Article FOURTH to establish and designate any further Series,  the Trustees hereby  establish  one Series of Shares  having the same name as the Trust,  and said Shares shall be divided into five Classes,  which shall be designated Class
A, Class B, Class C, Class N and Class Y Shares.  The Shares of that  Series and any  Shares  of any  further  Series  or  Classes  that may from time to time be established and designated by the Trustees shall (unless the Trustees  otherwise determine  with  respect  to some  further  Series  or  Classes  at the  time of establishing  and designating  the same) have the following  relative rights and preferences:"

     IN WITNESS  WHEREOF,  the  undersigned  has signed this  instrument and has caused it to be lodged among the records of the Fund on August 10, 2005.

                                    Oppenheimer International Growth Fund

                                    /s/ Phillip S. Gillespie

                                    Phillip S. Gillespie,
                                    Assistant Secretary

     The  Declaration of Trust  establishing  Oppenheimer  International  Growth
Fund, dated December 8, 1995, as amended and restated as of October 9, 1997, and as  subsequently  amended and restated as of December  14, 2000,  and as amended thereafter, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts,  provides that the name  "Oppenheimer  International  Growth Fund" refers to the Trustees under the  Declaration of Trust  collectively  as Trustees,  but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall  be held to any  personal  liability,  nor  shall  resort  be had to their private property for the satisfaction of any obligation or claim or otherwise in connection  with the affairs of the Trust but the Trust  Property  only shall be liable.